Execution Version US-DOCS\155424210.18 BADGER WIND PURCHASE AND SALE AGREEMENT between BADGER WIND, LLC as the Seller and MONTANA-DAKOTA UTILITIES CO. as the Buyer February 13, 2025 Exhibit 10.1*

1 US-DOCS\155424210.18 Badger Wind Purchase and Sale Agreement This Purchase and Sale Agreement (this “Agreement”) is entered into as of February 13, 2025 (the “Effective Date”), between Badger Wind, LLC, a Delaware limited liability company (the “Seller”), and Montana-Dakota Utilities Co., a Delaware corporation (the “Buyer”). 1.0 RECITALS. This Agreement is made with reference to the following facts, among others: 1.1 The Seller is constructing a wind-powered electric generating facility in Logan and McIntosh Counties, North Dakota to be known as “Badger Wind,” which upon completion is anticipated to have a net generating capacity of approximately 250 MW(ac) (the “Facility”). 1.2 The Buyer is a public utility company engaged in, among other things, the generation, transmission, distribution, and sale of electric energy in Montana, North Dakota, South Dakota, and Wyoming. 1.3 The Buyer and the Seller have entered into that certain Power Purchase Agreement dated as of November 4, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “MDU PPA”), which provides, among other things, for a reduction in the Buyer’s Capacity (as defined therein) if, and only if, the Closing occurs. 1.4 Upon the terms and conditions set forth in this Agreement, the Seller and the Buyer wish to consummate a transaction whereby the Buyer purchases from the Seller a 49% undivided ownership interest in the Facility (and thereby acquires the right to receive a 49% proportionate share of the Facility’s electric generation capacity and associated energy output). 2.0 DEFINITIONS. The following terms, when used herein, have the meanings specified below: 2.1 “Acquired Assets” is defined in Section 3.1. 2.2 “Acquired Real Property” means the real property in which the Seller has a real property interest under any Acquired Real Property Agreement, other than the Facility Lease Excluded Real Property, as depicted within the project boundary on the parcel map attached hereto as Exhibit B. 2.3 “Acquired Real Property Agreements” means each Contract listed in Schedule 2.3, which includes the Facility Leases, the Other Project Leases, the Transmission Easements, the Good Neighbor Agreements, and the Required Crossing Agreements. 2.4 “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. The term “control” with respect to an Affiliate means the possession, directly or indirectly, of the power to direct or cause the direction of the management

2 US-DOCS\155424210.18 and the policies of the relevant entity, whether through an ownership interest, by contract, or otherwise. 2.5 “Affiliated Group” means any affiliated group within the meaning of § 1504(a) of the Code or any similar group defined under a similar provision of Law. 2.6 “Ancillary Documents” means: (i) the Co-Tenancy Agreement; (ii) the Landlord Consent, Amendment and Partial Assignments; and (iii) each other agreement, document or instrument to be entered into and delivered at the Closing pursuant to the provisions of this Agreement. 2.7 “Assumed Liabilities” is defined in Section 3.4. 2.8 “BOP Contract” means the Balance of Plant Agreement, dated December 10, 2024, by and between Seller and the BOP Contractor. 2.9 “BOP Contractor” means Blattner Energy, LLC, a Minnesota limited liability company. 2.10 “Breach” means: (i) with respect to a representation or warranty, the breach or inaccuracy of such representation or warranty; (ii) with respect to a covenant, the breach of or failure to perform or comply with such covenant; and (iii) with respect to this Agreement generally, a breach of a representation, warranty, or covenant contained in this Agreement. 2.11 “Budgeted Cost Ceiling” means an amount equal to Four Hundred Ninety-Six Million, Four Hundred Five Thousand, Nine Hundred Eighty-Two Dollars ($496,405,982). 2.12 “Business Day” means any day of the calendar year except Saturday, Sunday or any day on which national banking institutions in Bismarck, North Dakota or New York City, New York are generally not open to the public for conducting business. 2.13 “Buyer Fundamental Representation” means a representation or warranty contained in Sections 7.1, 7.2, 7.3(i), 7.3(ii), or 7.7. 2.14 “Buyer General Representation” means a representation or warranty contained in Article 7.0 that is not a Buyer Fundamental Representation. 2.15 “Buyer’s Knowledge” means the actual knowledge of Darcy Neigum or Joseph Geiger (or any individual succeeding to the roles and responsibilities of those individuals), or the knowledge that such individuals would have after due inquiry. 2.16 “Claim Notice” is defined in Section 8.7(a). 2.17 “Claims” means any and all civil, criminal, administrative, regulatory, or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, audits, hearings, demands, demand letters, claims, or notices of noncompliance or violation delivered by any Governmental Authority or other Person.

3 US-DOCS\155424210.18 2.18 “Closing” is defined in Section 5.1. 2.19 “Closing Date” is defined in Section 5.1. 2.20 “Co-Tenancy Agreement” means the Badger Wind Co-Tenancy Agreement to be entered into and delivered at the Closing by the Seller and the Buyer in the form attached hereto as Exhibit C, subject to the Seller’s updates to the schedules attached thereto to take into account actions or events that occur on or after the Effective Date and such other changes as mutually agreed between the parties acting reasonably. 2.21 “Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder. 2.22 “Consent” means any consent, approval, authorization, qualification, or waiver of a Governmental Authority or other Person. 2.23 “Construction Costs” means all direct and indirect costs (including administrative and overhead costs) paid or incurred by the Seller and its Affiliates in connection with the planning, engineering, design, development, licensing, permitting, acquisition, construction, reconstruction, completion, performance testing, start-up, and commissioning of the Facility that are properly recordable to the Facility in accordance with the Electric Plant Instructions and in appropriate accounts as set forth in the Uniform System of accounts prescribed for “major” electric utilities by the Federal Energy Regulatory Commission. 2.24 “Contract” means any contract, agreement, lease, license, indenture, bond, promise, undertaking, or commitment, whether oral or written, but not including any Permit. 2.25 “Damages” means any loss, liability, penalty, fine, cost, expense, or damage, including judgments and settlement payments. 2.26 “Deductible” is defined in Section 8.6(a)(ii). 2.27 “Disclosure Schedules” means, collectively, all Schedules attached to this Agreement (which shall be arranged in sections corresponding to the sections contained in this Agreement) that contain a disclosure required by, or an exception to, any of the representations and warranties of the Seller in Article 6.0 or the Buyer in Article 7.0. 2.28 “DOJ” means the Department of Justice of the United States of America. 2.29 “Down Payment” means an amount equal to Twenty-Nine Million, Four Hundred Thousand Dollars ($29,400,000). 2.30 “Effective Date” has the meaning set forth in the preamble. 2.31 “Effective Time” is defined in Section 5.1. 2.32 “Environment” means all or any of the following media: soil, land surface and subsurface strata, surface waters (including navigable waters, streams, ponds, drainage basins, and

4 US-DOCS\155424210.18 wetlands), groundwater, drinking water supply, stream sediments, ambient air (including the air within buildings and the air within other natural or man-made structures above or below ground), plant and animal life, and any other natural resource. 2.33 “Environmental Claims” mean any and all Claims (including Claims involving toxic torts, public or private nuisance, or similar liabilities in tort, whether based on negligence or other fault, strict or absolute liability, or any other basis) relating to any Environmental Laws or Environmental Permits, or arising from the presence, Release, or threatened Release (or alleged presence, Release, or threatened Release) into the Environment of any Hazardous Materials, including any and all Claims for enforcement, cleanup, remediation, removal, response, remedial or other actions or Damages, contribution, indemnification, cost recovery, compensation, or injunctive relief pursuant to any Environmental Law. 2.34 “Environmental Laws” mean any and all Laws relating to pollution, the Environment, or damage to natural resources, including Laws relating to Releases and threatened Releases or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. 2.35 “Environmental Permits” mean any and all permits, certifications, licenses, franchises, approvals, consents, waivers, or other authorizations of any Governmental Authority issued under or with respect to applicable Environmental Laws. 2.36 “Excluded Assets” is defined in Section 3.3. 2.37 “Excluded Contract” means this Agreement, any Ancillary Document (other than the Landlord Consent, Amendment and Partial Assignments, with respect to Claims against the landlords arising therefrom), and the MDU PPA. 2.38 “Excluded Personal Property” means any equipment, supplies, materials, fixtures, spare parts, tools or other tangible assets of Seller that are not primarily used (or held primarily for use), and are otherwise immaterial to the construction, ownership, operation and/or maintenance of the Facility. 2.39 “Excluded Facility Real Property” means the real property interests held by the Seller under the Contracts set forth in Schedule 2.39. 2.40 “Facility” has the meaning set forth in the recitals. 2.41 “Facility Leases” means each Contract listed under the heading “Facility Leases” in Schedule 2.3. 2.42 “Facility Lease Excluded Real Property” means the parcels leased under the Facility Leases or Other Project Leases upon which no improvements related to the Facility are planned to be constructed, including the parcels set forth in Schedule 2.42. 2.43 “Facility Permits” means the Permits held by the Seller that are required in connection with the ownership of the Facility and do not constitute Excluded Assets pursuant to Section 3.3(e).

5 US-DOCS\155424210.18 2.44 “FERC” means the Federal Energy Regulatory Commission. 2.45 “FERC Approval” means prior authorization by FERC of the transaction contemplated by this Agreement under Section 203 of the FPA. 2.46 “Force Majeure Event” means any event or circumstance that (a) makes the achievement of Substantial Completion by December 1, 2026 impossible, (b) was not reasonably foreseeable by the Seller, (c) was not within the Seller’s reasonable control, and (d) was not the result of the Seller’s negligence or willful misconduct (including war, civil insurrection, natural disasters, acts of terrorism, acts of sabotage, changes in Law, and unforeseen site conditions affecting the Acquired Real Property). 2.47 “FPA” means the Federal Power Act, as amended, and FERC’s regulations thereunder. 2.48 “FTC” means the Federal Trade Commission of the United States of America. 2.49 “Fundamental Representation” means any Buyer Fundamental Representation or Seller Fundamental Representation. 2.50 “GAAP” means United States generally accepted accounting principles as of the date hereof. 2.51 “Good Neighbor Agreements” means each Contract listed under the heading “Good Neighbor Agreements” in Schedule 2.3. 2.52 “Governmental Authority” means the United States, any state, local, or other political subdivision thereof, and any court, commission, authority, agency, department, or body exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to national, state, or local government. 2.53 “Hazardous Materials” means: (i) any chemicals, materials, substances, or wastes which are defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “extremely hazardous substance,” “pollutant,” “contaminant,” or words of similar import under any applicable Environmental Laws; (ii) any petroleum or petroleum byproducts (including crude oil or any fraction thereof), polychlorinated biphenyls, asbestos-containing materials, mercury, radiation or radioactive materials, and lead- based paints; and (iii) any other chemical, material, substances, waste, or mixture thereof which is prohibited, limited, or regulated by Environmental Laws due to hazardous characteristics. 2.54 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. 2.55 “Indemnification Claim” means a claim by an Indemnitee for indemnification under Section 8.2 or 8.3, as the case maybe. 2.56 “Indemnitee” means the party entitled to indemnification under Section 8.2 or 8.3, as the case maybe.

6 US-DOCS\155424210.18 2.57 “Indemnitor” means the party obligated to provide indemnification under Section 8.2 or 8.3, as the case maybe. 2.58 “Intellectual Property” means all patents, copyrights, trademarks, service marks, know-how, trade secrets, trade names, computer software programs and applications, databases, tangible and intangible proprietary information and related materials. 2.59 “Landlord Consent, Amendment and Partial Assignment” means a landlord consent, amendment and partial assignment in a form mutually agreed between the parties acting reasonably and based on the form attached hereto as Exhibit A, with such modifications as may be approved by Buyer in accordance with Section 10.6. 2.60 “Landlord Consent, Amendment and Partial Assignment Delivery Date” means September 1, 2025. 2.61 “Law” means any federal, state, or local statute, code, ordinance, rule, regulation, other law, and similar acts or promulgations of any Governmental Authority. 2.62 “Legal Proceeding” means any (i) judicial or administrative action, suit, hearing, or proceeding (public or private) by or before a Governmental Authority or (ii) hearing or proceeding before an arbitrator, mediator, or other Person (or group of Persons) engaged or appointed for the resolution of disputes. 2.63 “Lien” means any lien, pledge, mortgage, deed of trust, security interest, or other encumbrance. 2.64 “Material Adverse Effect” means any change, event, circumstance, development, occurrence or effect that, individually or in the aggregate with any other change, event, circumstance, development, occurrence or effect has had or would reasonably be expected to have a materially adverse effect on (a) the Facility (or the Seller’s prospects for constructing and operating the Facility) or (b) the Seller’s ability to timely perform its obligations hereunder or under any Ancillary Document, in the case of clauses (a) and (b), except for any such change or event resulting from or arising out of (i) any economic change in markets for commodities or supplies, including electric power, as applicable, used in connection with, generated by or associated with the Facility, (ii) changes in general regulatory or political conditions, including any acts of war, civil unrest or terrorist activities (or similar activities), (iii) effects of extreme weather or natural disasters, (iv) any change in Law, accounting standards or regulatory policy adopted or approved by any Governmental Authority,(v) any change in the financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or NASDAQ Stock Market) or any change in the general national or regional economic or financial conditions, (vi) any actions specifically required to be taken or consented to pursuant to or in accordance with this Agreement, (vii) the announcement or pendency of the Transaction, including by reason of the identity of Buyer, and (viii) any failure to meet any budgets, projections, estimates or forecasts for any period (provided, however, that any underlying cause of the failure to meet projections, estimates or forecasts may be taken into account in determining whether there has been a Material Adverse Effect except to the extent that such underlying cause is required not to be taken into account pursuant to clauses (i) through (vii)

7 US-DOCS\155424210.18 of this definition); provided, that in the case of clauses (i) through (v) of this definition, such changes or events do not disproportionately impact the Facility relative to other wind power generating facilities. 2.65 “Material Cost Overrun” means that, as of any date of determination, the aggregate amount of Construction Costs for the Facility has exceeded Five Hundred Nine Million, Four Hundred Five Thousand, Nine Hundred Eighty-Two Dollars ($509,405,982). 2.66 “MDU PPA” has the meaning set forth in the recitals. 2.67 “New Information” is defined in Section 8.1(c). 2.68 “Order” means any: (i) order, decree, judgment, injunction, writ, ruling, assessment, or award of or by a Governmental Authority; (ii) consent decree, memorandum of understanding, settlement agreement, or similar Contract with a Governmental Authority; or (iii) binding decision, ruling, or award of or by an arbitrator, mediator, or other Person (or group of Persons) engaged or appointed for the resolution of disputes. 2.69 “Other Project Leases” means each Contract listed under the heading “Other Project Leases” in Schedule 2.3. 2.70 “Outside Date” means December 1, 2026; provided that there shall be a day-for- day extension of the Outside Date (which, in any event, shall be no later than December 1, 2027) for any period of time during which a Force Majeure Event has occurred. 2.71 “Owner” means, following the Closing, either the Seller or the Buyer, and “Owners” means, following the Closing, both the Seller and the Buyer. 2.72 “Ownership Share” means, with respect to Seller, fifty-one percent (51%), and with respect to Buyer, forty-nine percent (49%). 2.73 “Permit” means any and all permits, certifications, licenses, franchises, approvals, consents, waivers, or other authorizations of any Governmental Authority issued under or with respect to applicable Laws or Orders. 2.74 “Permitted Liens” means: (i) statutory liens for current Taxes or assessments not yet due or delinquent, or the validity or amount of which is being contested in good faith by appropriate proceedings, none of which contested matters is material; (ii) mechanics’, carriers’, workers’, repairers’, landlords’, and other similar liens arising or incurred in the ordinary course of business relating to obligations which are no more than 30 days past due, or as to which there is no default on the part of the Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, none of which contested matters is material; (iii) pledges, deposits, or other liens securing the performance of bids, trade contracts, leases, or statutory obligations (including workers’ compensation, unemployment insurance, or other social security legislation) as to which there is no default on the part of the Seller; (iv) zoning, entitlement, restriction, and other land use, water use, and environmental regulations by Governmental Authorities regulating the use or occupancy of the Acquired Real Property or the activities conducted thereon which are not violated by the present use or occupancy of the Acquired Real

8 US-DOCS\155424210.18 Property or the contemplated use or occupancy of the Acquired Real Property; (v) any Liens set forth in any state, local, or municipal franchise or governing ordinance under which any portion of the Facility is subject as to which there is no default on the part of the Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, none of which contested matters is material; (vi) all rights of condemnation, eminent domain, or other similar rights of any Person to the extent that the same are threatened or exercised after the date of this Agreement; (vii) any Liens identified on Schedule 2.74; (viii) any Liens (including consent requirements) which do not, and would not reasonably be expected to, materially and adversely interfere with the construction or operation of the Facility; and (ix) solely with respect to any real property that is encumbered by a real property interest granted to Seller under a Good Neighbor Agreement, any Liens that would appear in the real estate or title records for, or that would otherwise affect, such real property. 2.75 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint enterprise, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity. 2.76 “Prudent Industry Practice” means, at any particular time, any of the practices, methods, and acts with respect to the construction of wind-powered electric generating facilities engaged in or approved by a significant portion of the electric industry which, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, would have been reasonably expected to accomplish the desired result at a reasonable cost consistent with reliability and safety. Prudent Industry Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts by developers, owners or operators of similar wind-powered electric generating facilities in the same geographic region as the Facility. Prudent Industry Practice also includes those practices, methods, and acts that are required by applicable Laws, Orders, and Permits. 2.77 “Post-Closing Tax Period” means any Tax period beginning after the Closing Date and that portion of a Straddle Period beginning after the Closing Date. 2.78 “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date. 2.79 “Property Taxes” means all real property Taxes, personal property Taxes and similar ad valorem Taxes. 2.80 “PSC” means the North Dakota Public Service Commission. 2.81 “PSC Approval” means a written order by the PSC approving the Buyer’s application for an “advance determination of prudence” with respect to the transactions contemplated by this Agreement on terms that do not impose any limitation or condition that would reasonably be expected to have (i) an adverse effect on the Buyer’s ability to fully recover all costs incurred in connection with the transactions contemplated by this Agreement and the Facility, or (ii) a material adverse effect on the reputation, business, financial condition, or prospects of the Buyer.

9 US-DOCS\155424210.18 2.82 “Purchase Price” means an amount equal to Two Hundred Ninety-Four Million and 00/100 Dollars ($294,000,000). 2.83 “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the Environment. 2.84 “Required Crossing Agreements” means each Contract listed under the heading “Required Crossing Agreements” in Schedule 2.3. 2.85 “Retained Liabilities” is defined in Section 3.5. 2.86 “Seller Fundamental Representation” means a representation or warranty contained in Sections 6.1, 6.2, 6.3(i), 6.3(ii), 6.3(iv), 6.7, 6.11, or 6.15. 2.87 “Seller General Representation” means a representation or warranty contained in Article 6.0 that is not a Seller Fundamental Representation. 2.88 “Seller’s Knowledge” means the actual knowledge of Alex Lowe, Udit Goyal or Nick Gebauer (or any individual succeeding to the roles and responsibilities of those individuals), or the knowledge that such individuals would have after due inquiry. 2.89 “Straddle Period” means any Tax period beginning before or on and ending after the Closing Date. 2.90 “Substantial Completion” means that all of the COD Conditions (as defined in the MDU PPA) have been fulfilled. 2.91 “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by Contract or otherwise. 2.92 “Tax Affiliate” of a Person means a member of the Person’s Affiliated Group and any other subsidiary of that Person which is a partnership or is a disregarded entity under the Code for Tax purposes. 2.93 “Tax Credit” means the production tax credit under Section 45 of the Code and the clean electricity production credit under Section 45Y of the Code. 2.94 “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

10 US-DOCS\155424210.18 2.95 “Third Party Claim” means a Legal Proceeding threatened, instituted, or asserted by a party (including a Governmental Authority) other than the Buyer, the Seller, or any of their respective Affiliates against an Indemnitee. 2.96 “Time Limit” is defined in Section 8.6(a). 2.97 “Transaction” means the purchase and sale of the Buyer’s Ownership Share of the Acquired Assets. 2.98 “Transmission Easements” means each Contract listed under the heading “Transmission Easements” in Schedule 2.3. 2.99 “Turbine Servicer” means General Electric International, Inc., a Delaware corporation. 2.100 “Turbine Service Agreement” means the Full Services Agreement, dated November 5, 2024, by and between Turbine Servicer and Seller. 2.101 “Turbine Supplier” means GE Renewables North America, LLC, a Delaware limited liability company. 2.102 “Turbine Supply Agreement” means the Contract for the Sale of Power Generation Equipment and Related Services, dated October 25, 2024, by and between the Turbine Supplier and Seller. 2.103 “Update” is defined in Section 8.1(c). 3.0 PURCHASE AND SALE OF THE ACQUIRED ASSETS. 3.1 Acquired Assets. On and subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, a 49% undivided ownership interest in all of the Seller’s right, title, and interest in and to the Acquired Assets, free and clear of all Liens, except for Permitted Liens. “Acquired Assets” means the following assets, properties and rights of the Seller: (a) the Facility (including its electric generation capacity and associated energy output); (b) all equipment, supplies, materials, fixtures, spare parts, tools and other tangible assets that are used, or held for use, in connection with the Facility (other than Excluded Personal Property), including all wind turbines, collection systems, and transformers installed at, purchased for, or under construction at the Facility; (c) any Claims against any third party arising out of a Contract (other than any Excluded Contract) or in connection with the performance of such third party thereunder, to the extent relating to the Facility or its construction (including, for the avoidance of doubt, the Buyer’s Ownership Share of all performance-based liquidated damages that are paid to the Seller under any such Contract);

11 US-DOCS\155424210.18 (d) all designs, drawings, plans, schematics, plant data, design specifications, equipment lists, operating and maintenance manuals, testing protocols, and other similar documents relating to the operation of the Facility or any component thereof; (e) all Facility Permits; (f) all third-party warranties, guaranties, and other similar rights under the Turbine Supply Agreement, the Turbine Service Agreement, and the BOP Contract; provided that the interest that the Buyer shall acquire in such warranties, guaranties, and other similar rights will be in the form of third-party beneficiary rights pursuant to the applicable tripartite agreement entered into with respect to each such agreement in accordance with Section 11.1(k); and (g) the Acquired Real Property. 3.2 Ownership Interest. From and after the Closing, the Owners will own the Acquired Assets pursuant to the terms and conditions of the Co-Tenancy Agreement. 3.3 Excluded Assets. The Seller will not sell, and the Buyer will not purchase, any interest in the Excluded Assets. “Excluded Assets” means all assets that are not Acquired Assets, including the following: (a) the Seller’s rights under or interest in any Contracts (other than rights and interests described in Section 3.1); (b) any Intellectual Property of the Seller; (c) any and all rights, demands, claims, credits, allowances, rebates, causes of action, or rights of set-off, in each case known or unknown, pending or threatened, of the Seller in respect of (i) assets that are not Acquired Assets or (ii) the Retained Liabilities (excluding, for the avoidance of doubt, rights, demands, claims, credits, allowances, rebates, causes of action, and rights of set-off that are described in Section 3.1 above); (d) any right, title, or interest of any Person (other than the Seller and its Affiliates) in any property or asset; (e) any Permits required for the Seller to own its Ownership Share of the Facility, to the extent such Permits are by their nature appropriately held by the Seller separately; (f) any right, title, or interest in or to the Excluded Facility Real Property, the Facility Lease Excluded Real Property, and any other real property interests held by the Seller other than the Acquired Real Property; and (g) any right, title, or interest in or to any Excluded Personal Property. 3.4 Assumed Liabilities. On and subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller will assign to the Buyer, and the Buyer will assume, pay,

12 US-DOCS\155424210.18 perform, and discharge from and after the Closing in accordance with their respective terms, the Assumed Liabilities. “Assumed Liabilities” means all obligations of Buyer under the Co-Tenancy Agreement in Buyer’s capacity as a Co-Tenant (as defined therein). 3.5 Retained Liabilities. Notwithstanding anything to the contrary in this Agreement, the Buyer will not assume or otherwise be obligated to pay, perform, or discharge the Retained Liabilities. “Retained Liabilities” means all liabilities and obligations that are not Assumed Liabilities, including the following (except, in each case, as otherwise provided in the Co-Tenancy Agreement): (a) all obligations of Seller under the Co-Tenancy Agreement in Seller’s capacity as a Co-Tenant (as defined therein); (b) any liabilities or obligations in respect of Taxes of the Seller or any Tax Affiliate of the Seller, or any liability of the Seller for unpaid Taxes of any Person under Treas. Reg. § 1.1502-6 (or similar Law) as a transferee or successor, by contract or otherwise, except for Taxes for which the Buyer is liable pursuant to Section 4.3 or Section 4.4; (c) any liabilities or obligations of the Seller in respect of indebtedness for borrowed money or the deferred purchase price of property; and (d) any other liability, obligation, duty, or responsibility of the Seller to the extent not related to the Acquired Assets. 4.0 CONSIDERATION. 4.1 Consideration. The consideration to be paid by the Buyer for its Ownership Share of the Acquired Assets will be the Purchase Price and the assumption of the Assumed Liabilities. 4.2 Payment of Purchase Price. (a) Buyer shall notify Seller within two (2) Business Days after the PSC has served to Buyer a written order approving the Buyer’s application for an “advance determination of prudence” with respect to the transactions contemplated by this Agreement. If such written order satisfies criteria set forth in the definition of “PSC Approval” (such that PSC Approval shall be deemed obtained for purposes of this Agreement), then within five (5) Business Days after such written order has been served to Buyer, the Buyer will pay the Down Payment (i.e., $29,400,000) to the Seller by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by Seller no later than two (2) Business Days after receipt of the notice from Buyer that PSC Approval has been obtained. (b) At the Closing, the Buyer will pay to the Seller, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 4.2(a) above, an amount equal to the Purchase Price, minus the Down Payment.

13 US-DOCS\155424210.18 4.3 Transaction Taxes. All state and local sales, use, gross receipts, transfer, gains, excise, value-added, or other similar Taxes (but, for the avoidance of doubt, not any Taxes based on or measured by income) in connection with the transfer of the Buyer’s Ownership Share of the Acquired Assets and the assumption of the Assumed Liabilities, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment, and delivery of the Buyer’s Ownership Share of the Acquired Assets, shall be paid on or prior to their due date by the Buyer and Seller in equal share. 4.4 Property Taxes. To the extent not otherwise provided in this Agreement, Seller shall be responsible for and shall promptly pay when due all Property Taxes levied with respect to the Acquired Assets attributable to the Pre-Closing Tax Period. All Property Taxes levied with respect to the Acquired Assets for the Straddle Period shall be apportioned between Buyer and Seller based on the number of days of such Straddle Period included in the Pre-Closing Tax Period and the number of days of such Straddle Period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for its proportionate amount of such Property Taxes that is attributable to the Post-Closing Tax Period. With respect to Property Taxes, the Pre-Closing Tax Period and Post-Closing Tax Period each refer to the calendar year such Property Taxes are payable. Upon receipt of any bill for such Property Taxes, Buyer or Seller, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 4.4 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that Buyer or Seller makes any payment for which it is entitled to reimbursement under this Section 4.4, the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any refunds (or credits in lieu of refunds) of Property Taxes levied or discounts on such Property Taxes earned as a result of making payment in full by a certain date, in each case, with respect to the Acquired Assets for any Straddle Period shall be equitably apportioned in accordance with the principles set forth in this Section 4.4. Any refunds (or credits in lieu of refunds) of Taxes with respect to the Acquired Assets for any period ending before the Closing Date shall be for the benefit of Seller. Each party shall pay, or cause its Affiliates to pay, to the party entitled to a refund (or credit in lieu of refund) of Taxes under this Section 4.4, the amount of such refund (or credit) (including any interest paid thereon and net of any Taxes and any other out-of-pocket expenses to the party receiving such refund or credit in respect of the receipt or accrual of such refund or credit) within fifteen (15) days of the actual receipt of the refund (or actual use of the credit to reduce Taxes otherwise payable). 5.0 CLOSING AND DELIVERIES. 5.1 Closing. The closing of the Transaction (the “Closing”) will take place on the third (3rd) Business Day following the date on which all conditions precedent set forth in Sections 11.1 and 11.2 have been satisfied or waived, or on such other date as the Buyer and the Seller may mutually agree (the date on which the Closing occurs, the “Closing Date”). Unless otherwise agreed by the parties, the Closing will occur via the exchange of copies of signed documents via

14 US-DOCS\155424210.18 electronic transmission. For all purposes, the Closing will be effective as of 11:59:59 p.m. (prevailing time in Bismarck, North Dakota) on the Closing Date (the “Effective Time”). 5.2 The Seller’s Separate Closing Deliveries. At the Closing, the Seller shall deliver to the Buyer the following items: (a) a bill of sale, in a form reasonably acceptable to the parties, duly executed by the Seller; and (b) a copy, certified by an officer of the Seller, of the organizational documents of Seller and the resolutions adopted by the Seller’s sole member authorizing the execution, delivery, and performance of this Agreement. 5.3 The Buyer’s Separate Closing Deliveries. At the Closing, the Buyer shall deliver to the Seller the following items: (a) in accordance with Section 4.2, that portion of the Purchase Price payable by the Buyer at the Closing; and (b) a copy, certified by an officer of the Buyer, of the organizational documents of the Buyer and the resolutions adopted by the Buyer’s board of directors authorizing the execution, delivery, and performance of this Agreement. 5.4 Mutual Closing Deliveries. At the Closing, each of the following agreements, dated as of the Closing Date, shall be duly executed and delivered by the entities indicated below. (a) an assignment and assumption agreement in respect of the Acquired Assets, in a form reasonably acceptable to the parties, by the Seller and the Buyer; (b) the Co-Tenancy Agreement, by the Seller and the Buyer; (c) a memorandum of the Co-Tenancy Agreement, substantially in the form attached to the Co-Tenancy Agreement, by the Seller and the Buyer; (d) a notice to the landlord under each Facility Lease and Other Project Lease in a form reasonably acceptable to the parties, by the Seller and the Buyer, notifying such landlord that the conditions precedent to the partial assignment of such Facility Lease or Other Project Lease under the respective Landlord Consent, Amendment and Partial Assignment have been satisfied and the partial assignment contemplated therein is effective; and (e) a notice executed by the Seller and the Buyer to each of the Turbine Supplier, the Turbine Servicer, and the BOP Contractor with respect to the applicable tripartite agreement entered into with such party in accordance with Section 11.1(k), providing notice that the Closing Date has occurred and otherwise in a form reasonably acceptable to the parties.

15 US-DOCS\155424210.18 6.0 REPRESENTATIONS AND WARRANTIES OF THE SELLER. Except as set forth in the Disclosure Schedules, the Seller hereby represents and warrants to the Buyer as follows: 6.1 Organization. The Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and qualified to do business and in good standing under the Laws of the State of North Dakota, with full power and authority to (i) construct, own and operate the Facility, (ii) execute and deliver this Agreement and perform its obligations hereunder, and (iii) conduct its business as it is now being conducted and as it is contemplated to be conducted pursuant to this Agreement and the Ancillary Documents. 6.2 Authorization of Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by the sole member of the Seller and no other limited liability company proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms (subject to bankruptcy, insolvency, and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles). 6.3 Non-contravention. The execution and delivery of this Agreement will not (i) contravene or violate the organizational documents of the Seller or any of its Affiliates, (ii) subject to obtaining the Consents and Permits set forth in Schedule 6.6, contravene or violate in any material respect any Order or Law to which the Seller, any of its Affiliates, or the Acquired Assets are subject, (iii) conflict in any material respect with, contravene, result in a material breach of, or constitute a material default (including with notice, lapse of time, or both) under, or result in the acceleration, termination, or cancellation of, any material Contract to which the Seller or any of its Affiliates is a party, by which the Seller or any of its Affiliates is bound, or to which any of the Acquired Assets are subject, or (iv) result in the imposition of any material Lien (other than a Permitted Lien) upon the Acquired Assets. 6.4 Construction of the Facility. All actions by the Seller and any of its Affiliates’ in connection with the construction of the Facility have been performed in accordance with Prudent Industry Practice. The Seller and its Affiliates have all rights necessary to construct and operate the Facility in accordance with Prudent Industry Practice, other than: (a) the Permits listed in Part II of Schedule 6.9(b); and (b) the real property interest described in Schedule 6.16(c). 6.5 Legal Proceedings and Claims. Except as set forth on Schedule 6.5, there are no pending or, to the Seller’s Knowledge, threatened Legal Proceedings or Claims against the Seller or any of its Affiliates relating to any of the Acquired Assets that would reasonably be expected to, individually or in the aggregate, interfere in any material way with the construction or anticipated use of the Facility. 6.6 Consents. Except as would not reasonably be expected to have a Material Adverse Effect on Seller’s ability to consummate the Transaction, the Seller requires no Consents or Permits to execute, deliver, and perform its obligations under this Agreement, or for the parties to

16 US-DOCS\155424210.18 consummate the Transaction, other than such Consents or Permits that have already been obtained as of the Effective Date or are set forth in Schedule 6.6. 6.7 Title. With respect to the Acquired Assets (other than the Acquired Real Property), the Seller has good and marketable title to, and is (without giving effect to the Transaction) the sole and exclusive owner of, such Acquired Assets, free and clear of all Liens other than Permitted Liens. Seller has good and valid leasehold, easement, access, license, right of way, or other real property interests, as applicable, under each Acquired Real Property Agreement, free and clear of all Liens other than Permitted Liens. 6.8 Contracts and Rights. Schedule 6.8 sets forth a complete and correct list of each material Contract principally relating to the Acquired Assets (each such Contract, a “Material Contract”). The Seller has delivered to the Buyer complete and correct copies of all written Material Contracts (including all amendments, modifications and supplements thereto), and Schedule 6.8 sets forth a complete and correct summary of the terms and conditions of all oral Material Contracts. With respect to each Material Contract: (i) the Material Contract is, with respect to the Seller and each of its Affiliates that is a party thereto, legal, valid, binding, enforceable, and in full force and effect (subject to bankruptcy, insolvency, and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles); (ii) neither the Seller nor any of its Affiliates that is a party to such Material Contract is in breach or default in any material respect of, and no event has occurred that with notice or lapse of time could reasonably be expected to constitute any such breach or default of, or permit the early termination of or acceleration of rights under, the Material Contract; (iii) to the Seller’s Knowledge, no other party to such Material Contract (i.e., any Person other than the Seller or any of its Affiliates) is in breach or default in any material respect of, and no event has occurred that with notice or lapse of time could reasonably be expected to constitute any such breach or default of, or permit the early termination of or acceleration of rights under, the Material Contract; and (iv) no unresolved payment dispute or claim is pending between the Seller or any of its Affiliates, on the one hand, and any other party to such Material Contract, on the other hand, under such Material Contract. 6.9 Compliance with Laws. (a) With respect to the Facility, the Seller and its Affiliates have complied with, and are in compliance with, all applicable Laws or Orders, except for such failures to comply with applicable Laws or Orders that would not reasonably be expected to materially impair or delay the ability of Seller to perform its obligations under this Agreement or the Ancillary Documents, or to consummate the Transaction. (b) There are no material Permits required to be obtained by or on behalf of the Seller under existing Law to site, develop, construct, operate, or own the Facility, as the Facility is currently designed and contemplated to be sited, developed, constructed, owned and operated, other than (i) the Permits described in Schedule 6.9(b) and or (ii) any Permits that are ministerial in nature and reasonably expected to be obtained in the ordinary course of business. Each Permit listed in Part I of Schedule 6.9(b) has been issued to, applies to, or has been made by or on behalf of the Seller, was validly issued or made, and is in full force and effect (and the Seller is in compliance in all material respects with respect to each such Permit). As of the Effective Date, each Permit listed in Part II of Schedule 6.9(b) has

17 US-DOCS\155424210.18 not yet been obtained, and to Seller’s Knowledge, no facts or circumstances exist that would prohibit or restrict the Seller’s ability to timely obtain any Permit listed in Part II of Schedule 6.9(b) in the ordinary course of business except, with respect to federal Permits, as set forth in Part III of Schedule 6.9(b). 6.10 Environmental Matters. The only representations and warranties given in respect to Environmental Laws, Environmental Permits, or other environmental matters are those contained in this Section 6.10, and none of the other representations and warranties contained in this Agreement will be deemed to constitute a representation or warranty related to Environmental Laws, Environmental Permits, or other environmental matters. Except as set forth on Schedule 6.10: (a) The Seller and its Affiliates (i) possess all material Environmental Permits necessary to commence the construction of the Facility, and each such Environmental Permit is valid and in full force and effect, (ii) have for the last three (3) years been and are, with respect to the Acquired Assets, in material compliance with the requirements of such Environmental Permits and Environmental Laws, and (iii) have not received any written Environmental Claims to suspend, revoke, or withdraw any such Environmental Permits. (b) As of the date hereof none of the following exists at the Acquired Real Property or the Acquired Assets: (i) underground storage tanks; (ii) asbestos containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; (iv) groundwater monitoring wells, or production water wells; or (v) landfills, surface impoundments, or disposal areas. (c) There is and has been no material Release caused by the Seller or its Affiliates from, in, on, or beneath the Acquired Real Property that could reasonably be expected to form a basis for an Environmental Claim that could reasonably be expected to result in a Material Adverse Effect. To the Seller’s Knowledge, there is and has been no material Release caused by any other Person (i.e., any Person other than the Seller or any of its Affiliates) from, in, on, or beneath the Acquired Real Property that could reasonably be expected to form a basis for an Environmental Claim against the Seller, any of its Affiliates, or the Facility that could reasonably be expected to result in a Material Adverse Effect. (d) There are no Environmental Claims related to the Acquired Assets or Acquired Real Property that are pending or, to the Seller’s Knowledge, threatened against the Seller or any of its Affiliates. 6.11 Fees and Commissions. No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder’s fees for which the Buyer could become liable or obligated in connection with the Transaction by reason of any action taken by the Seller. 6.12 Insurance. Schedule 6.12 sets forth a complete and correct list of all the policies of insurance, including the scope and coverage amounts, periods of coverage, and description of any retroactive premium adjustments or other loss sharing arrangements, carried by or for the benefit

18 US-DOCS\155424210.18 of the Seller which cover the Facility. The Seller has not received, and to the Seller’s Knowledge it has not been threatened with, any written notice of cancellation or termination with respect to any insurance policy providing coverage in respect of the Acquired Assets. None of the Seller, any of Affiliates, nor, to the Seller’s Knowledge, any other party is in material breach or default under any of such policies of insurance, and, to the Seller’s Knowledge, all such insurance policies are valid, binding, and in full force and effect. 6.13 Governmental Filings. (a) The Seller and its Affiliates have filed or caused to be filed with the applicable Governmental Authorities all material forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) required by Law or Order to be filed with such Governmental Authorities with respect to the Facility except for such failures to file any form, statements, reports and documents (including all exhibits, amendments, and supplements thereto) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) As of the respective dates on which such forms, statements, reports, and documents were filed, each such form, statement, report or document complied in all material respects with all requirements of any Law or Order applicable to such form, statement, report, or document in effect on such date except for such failures to comply with any requirements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 6.14 Labor and Employment Matters. There is not any pending or, to the Seller’s Knowledge, threatened strike, slowdown, or work stoppage involving the employees of the Seller or any of its Affiliates that would be expected to be material to the construction, operation, ownership or maintenance of the Facility. 6.15 Tax Matters. (a) Each Affiliated Group of which the Seller is or has been a member has timely filed all material Tax Returns relating to the Acquired Assets that it was required to file. All such Tax Returns were correct and complete in all material respects with all applicable Laws. All material Taxes owed by any Affiliated Group or Tax Affiliate of the Seller with respect to the Acquired Assets (whether or not shown or required to be shown on any Tax Return) have been paid except to the extent being contested in good faith by Legal Proceedings or Claims. (b) There are no pending or, to the Seller’s Knowledge, threatened Legal Proceedings or Claims against the Affiliated Group or Tax Affiliate of the Seller relating to Taxes that would, or could reasonably be expected to, adversely affect the Transaction or the Acquired Assets (including for reduced or unavailable Tax Credits or depreciation deductions). There are no Liens on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax. (c) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent

19 US-DOCS\155424210.18 contractor, creditor, stockholder, or other third party and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. (d) The Seller does not have any liability for the Taxes of any Person (other than the Seller) under Treas. Reg. § 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract, or otherwise that would, or could reasonably be expected to, give rise to a Lien with respect to the Buyer’s Ownership Share of the Acquired Assets. (e) No energy credit under Section 48 of the Code, clean electricity investment credit under Section 48E of the Code, or grants from the U.S. Department of Treasury under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009, as amended, have been claimed with respect to the Facility. (f) All electricity to be produced by the Facility is produced through the use of wind energy. (g) None of the Acquired Assets are “tax-exempt use property” within the meaning of Section 168(h) of the Code, are “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, or secure any debt the interest of which is tax- exempt under Section 103(a) of the Code. (h) The Acquired Assets are not imported property of the kind described in Section 168(g)(6) of the Code. 6.16 Real Property. (a) There is no condemnation, expropriation or other proceeding in eminent domain, pending or, to the Seller’s Knowledge, threatened, affecting the Acquired Real Property or any portion thereof or interest therein. To the Seller’s Knowledge, there is no Order or Legal Proceeding pending or threatened relating to the ownership, lease, use or occupancy of the Acquired Real Property or any portion thereof. (b) The classification of the Acquired Real Property under applicable zoning Laws permits the use and occupancy of the Acquired Real Property and the construction and anticipated operation of the Facility, and permits the improvements located thereon as currently constructed and as expected to be constructed and operated. To Seller’s Knowledge, the Seller’s or its Affiliates’ use or occupancy of the Acquired Real Property or any portion thereof and the anticipated operation of the Facility is not dependent on a “permitted non-conforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any Governmental Authority. (c) Except as set forth in Schedule 6.16, the Acquired Real Property constitutes all of the real property interests that are necessary to construct and operate the Facility; provided, that the Excluded Facility Real Property is necessary to construct (but not operate) the Facility.

20 US-DOCS\155424210.18 6.17 Intellectual Property Rights. (a) No act or omission by the Seller in connection with the construction of the Facility violates, infringes or misappropriates, or has violated, infringed or misappropriated, any Intellectual Property of any other Person. To the Seller’s Knowledge, the Seller has not received any Claims in writing or otherwise that the Seller or any of its Affiliates is infringing in any material respect the Intellectual Property of any other Person in connection with the construction of the Facility. (b) The consummation by the Seller of the transactions contemplated by this Agreement will not infringe upon any rights of any other Person to or in any Intellectual Property. 6.18 No Material Adverse Effect. From and after the Effective Date, no Material Adverse Effect has occurred and, to Seller’s Knowledge, no facts or circumstances exist that could reasonably be expected to result in a Material Adverse Effect. 7.0 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Except as set forth in the Disclosure Schedules, the Buyer hereby represents and warrants to the Seller as follows: 7.1 Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and qualified to do business and in good standing under the Laws of the State of North Dakota, with full power and authority to (i) purchase the undivided ownership interest in the Acquired Assets to be purchased by it hereunder, (ii) execute and deliver this Agreement and perform its obligations hereunder, and (iii) conduct its business as it is now being conducted and as it is contemplated to be conducted pursuant to this Agreement and the Ancillary Documents. 7.2 Authorization. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by the board of directors of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms (subject to bankruptcy, insolvency, and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles). 7.3 Non-contravention. The execution and delivery of this Agreement will not (i) contravene or violate the organizational documents of the Buyer, (ii) subject to obtaining the Consents and Permits set forth in Schedule 7.5, contravene or violate any Order or Law to which the Buyer or any of its Affiliates is subject, or (iii) conflict with, contravene, result in a breach of, or constitute a default (including with notice, lapse of time, or both) under, or result in the acceleration, termination, or cancellation of, any material Contract to which the Buyer or any of its Affiliates is a party, or by which the Buyer or any of its Affiliates is bound.

21 US-DOCS\155424210.18 7.4 Legal Proceedings and Claims. There are no pending or, to the Buyer’s Knowledge, threatened Legal Proceedings or Claims against the Buyer or any of its Affiliates that could reasonably be expected to have a material adverse effect on the Buyer’s ability to perform its obligations under this Agreement. 7.5 Consents. The Buyer requires no Consents or Permits (other than PSC Approval) to execute, deliver, and perform its obligations under this Agreement, or for the parties to consummate the Transaction, other than as set forth in Schedule 7.5. 7.6 The Buyer’s Due Diligence. The Buyer has conducted its own independent review and analysis of, among other things, the Acquired Assets, the Assumed Liabilities, the current and anticipated value of the Acquired Assets and the Assumed Liabilities, the construction of the Facility, and the anticipated operations of the Facility. The Buyer acknowledges that the Seller has provided the Buyer with access to the relevant personnel, properties, premises, and records of the Seller for this purpose. In entering into this Agreement, the Buyer has relied solely upon its own investigation and analysis, and the express representations and warranties made by the Seller in this Agreement to the Buyer’s Knowledge, no condition, event, or circumstance exists that constitutes a Breach of this Agreement by the Seller. 7.7 Fees and Commissions. No broker, finder, or other Person is entitled to any brokerage fees, commissions, or finder’s fees for which the Seller could become liable or obligated in connection with the Transaction by reason of any action taken by the Buyer. 8.0 INDEMNIFICATION 8.1 Additional Provisions Relating to Representations and Warranties. (a) THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 6.0 ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES GIVEN BY THE SELLER WITH RESPECT TO THE ACQUIRED ASSETS AND THE ASSUMED LIABILITIES. THE SELLER DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE SELLER, ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR REPRESENTATIVES, AND WHETHER EXPRESS, IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. (b) The information contained in the Disclosure Schedules constitute exceptions to the applicable representations and warranties contained in Article 6.0 and Article 7.0 . Any disclosure made by a party in the Disclosure Schedules, with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which the relevance of such disclosure is reasonably apparent from the face of such disclosure (without any independent knowledge on the part of the reader regarding the matter disclosed). The Disclosure Schedules may include certain information that is not required to be disclosed or that does not meet the minimum standards of materiality requiring disclosure, and the inclusion of such information does

22 US-DOCS\155424210.18 not constitute an acknowledgment by the party making the disclosure that such information is required to be disclosed or that such information should be deemed to establish a standard of materiality. In no event shall the inclusion of any matter in Disclosure Schedules be deemed or interpreted to broaden Seller’s representations, warranties, covenants or agreements contained in this Agreement. (c) Prior to the Closing, Seller shall have the right to supplement, modify or update any schedule included in Disclosure Schedules related to representations set forth in Article 6.0 (including with respect to representations and warranties set forth herein that are not qualified by reference to Disclosure Schedules as of the Effective Date) (each, an “Update”); provided that any such Update shall be delivered to Buyer at least five (5) Business Days prior to the Closing Date. Each Update may only describe facts, circumstances, events or conditions that did not exist on or have changed since the Effective Date (“New Information”). Any Updates shall be subject to the prior written approval by Buyer, acting in its reasonable discretion (and, if applicable, subject to an appropriate adjustment to the Purchase Price that may be agreed between Buyer and Seller), except that no approval by Buyer shall be required (nor shall there be any adjustment to the Purchase Price) for any Update in respect of an action or event permitted pursuant to Section 10.2. If Seller provides Buyer with any such Update, and Buyer elects to proceed with consummation of the Closing, Buyer shall have no claim against Seller for a breach of such representation or warranty based on any New Information contained in such Update and the provisions of Article 8.0 shall not apply with respect to any such matter; provided, that no Update or New Information shall be deemed to modify, or cure any breach of, any Seller Fundamental Representation. (d) All Indemnification Claims for the Breach of a representation or warranty will be based solely on the representations and warranties in Article 6.0 and Article 7.0 as modified by the Disclosure Schedules (as they exist on the Effective Date). (e) For the purposes of determining whether any inaccuracy in or breach of representation or warranty in Article 6.0 or Article 7.0 has occurred, and for the purposes of determining the amount of Damages incurred in connection with any inaccuracy in or breach of any representation or warranty in Article 6.0 or Article 7.0, such representation or warranty shall be read without regard for or giving effect to materiality, Material Adverse Effect or other similar qualification. 8.2 Indemnification by the Seller. Subject to the terms, conditions, and limitations contained in other sections of this Article 8.0, from and after the Closing the Seller will indemnify and hold the Buyer harmless from and against any and all Damages incurred by the Buyer and arising or resulting from: (a) any Breach by the Seller of this Agreement; and (b) Retained Liabilities. 8.3 Indemnification by the Buyer. Subject to the terms, conditions, and limitations contained in other sections of this Article 8.0, from and after the Closing the Buyer will indemnify and bold the Seller harmless from and against any and all Damages incurred by the Seller and arising or resulting from: (a) any Breach by the Buyer of this Agreement; and (b) Assumed Liabilities.

23 US-DOCS\155424210.18 8.4 Enforcement Costs. Damages for which an Indemnitor is liable under Section 8.2 shall include all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented legal fees) incurred by the Indemnitee in enforcing its indemnification rights hereunder. 8.5 Duty to Mitigate. The Indemnitee will use commercially reasonable efforts to mitigate any Damages in respect of which it is entitled to indemnification hereunder. The amount of any indemnifiable Damages will be reduced to take into account any Tax benefit recognized by the Indemnitee arising from the indemnifiable Damages. 8.6 Limitations on Indemnification. The following limitations will apply to Indemnification Claims hereunder, except that no limitations will apply to any Indemnification Claim arising from the fraud of the Indemnitor. (a) Time Limits. Neither party will have any obligation in respect of an Indemnification Claim asserted by the other under Section 8.2 or Section 8.3, as the case may be, unless such party delivers a Claim Notice in respect of such Indemnification Claim within the applicable “Time Limit,” as defined herein. (i) Buyer Claims. For Indemnification Claims pursuant to Section 8.2(a) based upon the Breach by the Seller of a Seller Fundamental Representation or a representation in Section 6.15, the Time Limit will be one year after the expiration of the statute of limitations applicable to such Breach. For Indemnification Claims pursuant to Section 8.2(b), the Time Limit will be one year after the expiration of the statute of limitations applicable to such Breach. For all other Indemnification Claims by the Buyer, the Time Limit will be one year after the Closing Date. (ii) Seller Claims. For Indemnification Claims by the Seller pursuant to Section 8.3(a) based upon the Breach by the Buyer of a Buyer Fundamental Representation, the Time Limit will be one year after the expiration of the statute of limitations applicable to such Breach. For Indemnification Claims pursuant to Section 8.3(b), the Time Limit will be one year after the expiration of the statute of limitations applicable to such Breach. For all other Indemnification Claims by the Seller, the Time Limit will be one year after the Closing Date. (b) Deductible. Subject to the next sentence, neither party will have any indemnification obligation under Section 8.2 or Section 8.3, as the case may be, until the aggregate of all of such party’s Damages under Indemnification Claims exceeds 1.0% of the Purchase Price (the “Deductible”), and then only to the extent such party’s Damages exceed the Deductible. The Deductible will not apply to any Indemnification Claim under Section 8.2(b) or based upon the Breach of any Fundamental Representation. (c) Caps. The cumulative and aggregate liability of the Seller under Section 8.2(a) for Breaches of Seller General Representations and the Buyer under Section 8.3(a) for Breaches of Buyer General Representations will not exceed an amount equal to 15% of the Purchase Price actually received by Seller. The cumulative and

24 US-DOCS\155424210.18 aggregate liability of the Seller under Section 8.2(a) and of Buyer under Section 8.3(a) will not exceed an amount equal to 100% of the Purchase Price actually received by Seller. For the avoidance of doubt, the foregoing caps will not apply to any Indemnification Claim under Section 8.2(b). (d) No Indirect Damages. In no event will either party be liable, either in contract or in tort, for any consequential, incidental, indirect, special, or punitive damages, including loss of future revenue, income, or profits, diminution of value, or loss of business reputation or opportunity, relating to the Breach or alleged Breach hereof or otherwise, irrespective of whether the possibility of such damages has been disclosed to such party in advance or could have been reasonably foreseen by such party. 8.7 Indemnification Procedures. (a) Claim Notice. If the Indemnitee desires to make an Indemnification Claim against the Indemnitor, then, reasonably promptly after the Indemnitee becomes aware of a situation that has resulted in or might result in Damages for which it would be entitled to indemnification hereunder, the Indemnitee will submit a written notice (the “Claim Notice”) to the Indemnitor, which notice will (i) state that the Indemnitee has incurred Damages or anticipates it will incur Damages for which it is entitled to indemnification hereunder, (ii) specify in reasonable detail, to the extent known by the Indemnitee at that time, the total amount of Damages claimed, each individual item of Damages included in such amount, the date such item was paid or incurred, the basis for any anticipated Damages, and the Breach or other basis upon which indemnification is claimed, and (iii) if the Damages are predicated upon a Third Party Claim, the name of the third party claimant(s) and a copy of all pleadings filed and written demands or threats made by the third party claimant(s). The Indemnitee will update the Claim Notice if and when additional information is known to it. (b) Third Party Claims. (i) If a Third Party Claim has been asserted against the Indemnitee and the Indemnitee has given a Claim Notice to the Indemnitor in accordance with Section 8.7(a), then the Indemnitor will be entitled to assume the defense of such claim, at its own expense, with counsel reasonably satisfactory to the Indemnitee, provided that the Indemnitor notifies the Indemnitee in writing of its election to assume the defense within 20 days following delivery to it of the Claim Notice. If the Indemnitor assumes the defense of a Third Party Claim, then (A) it will be conclusively established for purposes of this Agreement that such Third Party Claim is within the scope of the Indemnitor’s indemnification obligations hereunder, (B) the Indemnitee will be entitled to monitor the defense, compromise, or settlement of such Third Party Claim, using counsel of its choice at its own expense (except as otherwise provided in Section 8.7(b)(iv)), but will not compromise or settle the Third Party Claim without the Indemnitor’s prior written consent, which may be withheld in the Indemnitor’s sole discretion, and (C) the Indemnitor will not compromise or settle the Third Party Claim without the Indemnitee’s consent, which will not be unreasonably withheld, unless the

25 US-DOCS\155424210.18 judgment or proposed settlement involves only the payment of money damages the full amount of which will be paid by the Indemnitor pursuant to its indemnity obligations pursuant to this Article 8.0 or otherwise, and (1) does not impose an injunction or other equitable relief upon the Indemnitee and (2) includes as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each of the Indemnitor and the Indemnitee that is the subject of such Third Party Claim. Without limiting the circumstances in which it would be reasonable for the Indemnitee to withhold its consent, it will be reasonable for the Indemnitee to withhold its consent in any of the following situations: (x) the compromise or settlement involves an acknowledgment or admission of liability, fault, or a violation of any Law or Order by the Indemnitee; (y) the compromise or settlement could reasonably be expected to have an adverse effect on any other claims that may be made by the third party claimant against the Indemnitee; or (z) the relief awarded to the third party claimant consists of more than monetary damages that are paid in full by the Indemnitor. (ii) If, in accordance with Section 8.7(a), the Indemnitee delivers a Claim Notice in respect of a Third Party Claim for which the Indemnitee is entitled to indemnification hereunder, and the Indemnitor does not, within 20 days thereafter, give written notice to the Indemnitee of its election to assume the defense of the Third Party Claim, then the Indemnitee will be entitled to defend such Third Party Claim using counsel of its choice, at the Indemnitor’s expense, and the Indemnitor will be bound by any judicial determination made in respect of such Third Party Claim or any reasonable compromise or settlement effected by the Indemnitee. (iii) If an answer or other response is required by Law to be filed in respect of a Third Party Claim before the end of the 20-day period referenced in Sections 8.7(b)(i) and (ii) and the Indemnitor has not assumed the defense of the Third Party Claim during such 20-day period, then the Indemnitee will use commercially reasonable efforts to obtain an extension of such due date. If the Indemnitee is unable to obtain an extension, then it will timely answer or respond to such Third Party Claim in such a manner, to the extent reasonably possible, as to not prejudice any claims, counterclaims, arguments, and defenses that may be available to the Indemnitor should it elect to assume the defense of such Third Party Claim; provided, however, that the Indemnitee will wait as long as possible before filing such answer or response and will use commercially reasonable efforts to coordinate such answer or response with the Indemnitor. (iv) If both the Indemnitee and the Indemnitor are named as defendants in a Third Party Claim and, in the reasonable opinion of the Indemnitee’s counsel, (A) there are or may be one or more defenses available to the Indemnitor that are not available to the Indemnitee, the assertion of which would be adverse to the interests of the Indemnitee, or (B) there otherwise exists a conflict or potential conflict of interest such that separate representation is advisable, then the Indemnitor will be liable for the expenses of the Indemnitee’s counsel to the extent

26 US-DOCS\155424210.18 incurred defending a Third Party Claim for which the Indemnitor is liable under Section 8.2 or Section 8.3, as the case maybe. 8.8 Exclusive Remedies. Following the Closing, and other than for claims of fraud, the sole and exclusive remedies for any Breach of this Agreement, will be (i) indemnification under this Article 8.0 or (ii) equitable remedies available to enforce either party’s rights under Section 8.9. 8.9 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, each of Buyer and Seller shall be entitled to seek specific performance by the other party of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. The parties further agree that they shall not object to, or take any position inconsistent with respect to, whether in a court of law or otherwise, the appropriateness of specific performance as a remedy for a breach of this Agreement, and each party waives any requirement for the securing or posting of any bond in connection with any such remedy. 8.10 Treatment of Indemnification Payments. To the extent permitted by applicable Law, every payment made pursuant to Section 8.2 and Section 8.3 will constitute an adjustment to the Purchase Price for federal, state, and local income Tax purposes. 9.0 NOTICES. Any notice, demand, request, or consent under this Agreement will be effective upon receipt or refusal of delivery if given in writing and delivered by hand, by a national overnight delivery service, by registered or certified mail (with return receipt requested), or by email, addressed as follows: If to the Seller. Badger Wind, LLC c/o Orsted Onshore North America, LLC 401 N. Michigan Ave., Ste. 501 Chicago, IL 60611 Attn: Hope Whitfield Email: hopwh@orsted.com With a copy to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Attn: David Owen Email: david.owen@lw.com If to the Buyer: Montana-Dakota Utilities Co. 400 North Fourth Street Bismarck, ND 58501-4092 Attn: Vice President - Electric Supply Email: darcy.neigum@mdu.com

27 US-DOCS\155424210.18 With copies to: Montana-Dakota Utilities Co. P.O. Box 5650 1200 West Century Avenue Bismarck, ND 58506-5650 Attn: MDU General Counsel Email: Anthony.Foti@mduresources.com and Taft Stettinius & Hollister LLP One Indiana Square, Suite 3500 Indianapolis, IN 46204 Attn: Henry D. Alderfer Email: halderfer@taftlaw.com Any party may, by written notice to the other patty as provided above, at any time and from time to time change its designation of the person to whom notice will be given on its behalf. 10.0 PRE-CLOSING COVENANTS 10.1 Satisfaction of Conditions. During the Interim Period, the Buyer and the Seller shall use commercially reasonable efforts to satisfy each of the conditions precedent set forth in Article 11.0 as promptly as practicable (and, in any event, on or before the Outside Date). 10.2 Conduct of the Business. (a) From the Effective Date until the earlier of the Closing or termination of this Agreement in accordance with Article 12.0 (the “Interim Period”), except as otherwise expressly permitted by this Agreement or consented to in writing by the Buyer, the Seller shall: (i) conduct its business in the usual and ordinary course (consistent with the Seller’s past practices); (ii) use commercially reasonable efforts to (A) maintain and preserve intact its current business organization, operations, and franchise and to preserve its rights, franchises, goodwill, and relationships with its employees, customers, lenders, suppliers, regulators and others having relationships with the Seller and/or the Facility; (B) preserve, maintain, and comply with, in all material respects, all Permits required for the ownership or operation of the Facility; (C) construct, operate, and maintain all of the Acquired Assets and otherwise conduct its business and construction relating to the Acquired Assets in the ordinary course of business and consistent with Prudent Industry Practice; (D) maintain in full force and effect, and perform all of its obligations under, all Material Contracts and all insurance policies providing coverage in respect of the Acquired Assets except for those Material Contracts and insurance policies that expire in accordance with their terms or as a result of the Seller’s enforcement of its rights or remedies thereunder; and (E) comply in all material respects with all applicable Laws. (b) During the Interim Period, except as set forth on Schedule 10.2, otherwise expressly permitted by this Agreement or consented to in writing by the Buyer, the Seller shall not: (i) enter into, amend, or terminate any Contract that is material to the Facility or any Acquired Asset; provided, however, that this covenant shall not in any way limit the

28 US-DOCS\155424210.18 right of Seller to agree to a change order pursuant to the terms of any construction-related Contract if such change order could not reasonably be expected to adversely impact the development and construction of the Facility; (ii) transfer, assign, sell or otherwise dispose of any of the Acquired Assets that are material to the development, construction, ownership or operation of the Facility; (iii) cause or allow any Liens (other than Permitted Liens) to be imposed upon any of the Acquired Assets; or (iv) make any material filings with any Governmental Authority in connection with the Facility or the Acquired Assets; provided, however, that with respect to any action described in subclauses (i) through (iv) of this Section 10.2(b), Buyer shall not unreasonably withhold, condition or delay its consent so long as such action would not be materially adverse to the Facility or the Acquired Assets. (c) Notwithstanding the foregoing provisions of Section 10.2(b), the Seller may amend, amend and restate, modify, or replace any Facility Lease or Other Project Lease to provide for separate lease agreements with respect to (i) any of all of the Facility Lease Excluded Real Property, and (ii) all other real property leased under such Facility Lease or Other Project Lease, and in such event, the lease with respect to the Facility Lease Excluded Real Property will not be a Facility Lease; provided, however, that no such amendment, restatement, modification or replacement of a Facility Lease or Other Project Lease shall be authorized unless the Buyer has consented in writing to the terms of the separate lease agreements resulting therefrom (which consent shall not be withheld, conditioned or delayed if the separate lease agreements would not adversely affect the Buyer in any material respect). 10.3 Access to Information. During the Interim Period, the Seller shall: (a) afford the Buyer and its representatives reasonable access to and the right to inspect the properties, assets, premises, books and records, contracts, agreements, and other documents and data related to the Facility and the Acquired Assets; (b) furnish the Buyer and its representatives with such financial, operating, and other data and information related to the Facility and the Acquired Assets as the Buyer or any of its representatives may reasonably request; and (c) instruct the Seller’s representatives to cooperate with the Buyer and its representatives in connection with the Buyer’s due diligence investigation of the Facility and the Acquired Assets. Without limiting the generality of the foregoing, during the Interim Period, the Buyer and its representatives (including its external accounting and financial advisors) shall have the right to audit the Seller’s books and records in order to verify the Construction Costs incurred by the Seller in connection with the Facility. 10.4 Exclusivity. During the Interim Period, the Seller shall not, and shall cause its Affiliates not to, directly or indirectly, solicit, engage in, or otherwise enter into or knowingly facilitate any discussions, negotiations, agreements or other arrangements (including by providing any non-public information) with any Person (other than the Buyer and its representatives) concerning any transfer, assignment, sale or other disposition of all or any portion of the Facility and/or Acquired Assets (or any interest therein). During the Interim Period, the Seller shall notify the Buyer of any inquiry or proposal from any Person (other than the Buyer) in relation to any such transaction within two (2) Business Days of receipt or awareness of the same by the Seller or any of its Affiliates, including a summary of the terms of any such inquiry or proposal and the identity of the Person making any such inquiry or proposal.

29 US-DOCS\155424210.18 10.5 Notice of Certain Events. During the Interim Period, the Seller shall use commercially reasonable efforts to notify the Buyer in writing of: (a) any fact, circumstance, event, or action, the existence, occurrence or taking of which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) has resulted in, or would reasonably be expected to result in, any representation or warranty contained in Article 6.0 made by the Seller hereunder as of the Effective Date not being true and correct, or (iii) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 11.1 to be satisfied; (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (c) any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (d) any Claims commenced or, to the Seller’s Knowledge, threatened against, relating to, or involving or otherwise affecting the Facility or the Acquired Assets, in each case, within five (5) Business Days of becoming aware of any such fact, circumstance, event, action, notice, communication, or Claim; provided that the Seller shall have no such obligation to notify Buyer to the extent such notice would violate any confidentiality restrictions to which the Seller is obligated. The Buyer’s receipt of information pursuant to this Section 10.5 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Seller in this Agreement, and shall not be deemed to amend or supplement the Disclosure Schedules. 10.6 Landlord Consent, Amendment and Partial Assignment. The Seller will use commercially reasonable efforts to obtain a Landlord Consent, Amendment and Partial Assignment from the landlord under each Facility Lease and Other Project Lease promptly following the Effective Date (and, in any event, no later than the Outside Date). Upon obtaining a Landlord Consent, Amendment and Partial Assignment executed by any such landlord party, the Seller shall execute such Landlord Consent, Amendment and Partial Assignment and promptly provide such Landlord Consent, Amendment and Partial Assignment to Buyer for Buyer’s countersignature. If Seller delivers a purported Landlord Consent, Amendment and Partial Assignment to Buyer for Buyer’s countersignature, then Buyer shall promptly execute such purported Landlord Consent, Amendment and Partial Assignment unless such purported Landlord Consent, Amendment and Partial Assignment does not satisfy the requirements to be a Landlord Consent, Amendment and Partial Assignment as set forth in the definition thereof. Buyer shall have ten (10) days after its receipt of any purported Landlord Consent, Amendment and Partial Assignment executed by a landlord party to either countersign such purported Landlord Consent, Amendment and Partial Assignment or deliver reasonably detailed written comments to Seller explaining the reason for Buyer’s rejection of such purported Landlord Consent, Amendment and Partial Assignment. The Buyer agrees to reasonably cooperate with the Seller with respect to the Seller’s pursuit of the Landlord Consent, Amendment and Partial Assignments and the Buyer shall not unreasonably withhold, condition or delay its consent to any changes to the form of, or requirements for, Landlord Consent, Amendment and Partial Assignment that are requested by a landlord party and which do not materially and adversely affect the Buyer. 10.7 FERC Approval. (a) Each at their own expense, the parties shall (and shall cause their respective Affiliates to) prepare and submit to FERC, as soon as reasonably practicable following the Effective Date, an application for FERC Approval. The parties shall (and shall cause their

30 US-DOCS\155424210.18 respective Affiliates to) (i) request expedited treatment of any such filings, (ii) make any subsequent amended or supplemental filings or other submissions as promptly as practicable, and (iii) respond as promptly as practicable and completely to requests for information and documents and other inquiries from FERC or any other Governmental Authority, in each case, in such manner as is necessary and advisable to consummate, as soon as reasonably practicable following the Effective Date (but no later than the Outside Date), the transactions contemplated by this Agreement. (b) To the extent legally permissible, neither party shall participate in or attend any substantive meeting or discussion with FERC or FERC staff regarding the transactions hereunder without consulting with the other party in advance to consider in good faith the views of the other party and to provide the other party with the opportunity to attend and participate with reasonable advance notice. The parties shall consult and reasonably cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, proposals, or other communications made or submitted to FERC, including the application for FERC Approval. 10.8 Government Reviews. The Buyer and the Seller acknowledge that, on February 7, 2025, the Buyer and the Seller each prepared and filed with the DOJ and the FTC the notification and report form required by the HSR Act for the transactions contemplated by this Agreement. In a timely manner, the Buyer and the Seller shall (a) make all additional required filings, prepare all additional required applications and conduct negotiations with each Governmental Authority as to which any such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby and (b) provide such information as the Buyer or the Seller may reasonably request to make such additional filings, prepare such applications and conduct such negotiations. The Buyer and the Seller shall reasonably cooperate with and use all reasonable efforts to assist the other with respect to such additional filings, applications, and negotiations. The Buyer and the Seller agree to respond promptly to any inquiries from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. The Buyer and the Seller shall cooperate with each other and shall promptly furnish all information to the other that is necessary in connection with the Buyer’s and the Seller’s compliance with the HSR Act. The Buyer and the Seller shall keep each other fully advised with respect to any requests from or communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. The Buyer and the Seller shall use their reasonable efforts to take all actions reasonably necessary and appropriate in connection with any HSR Act filing to consummate the transactions contemplated hereby. All filing fees incurred in connection with the HSR Act filings made pursuant to this Section 10.8 shall be borne 50% by the Seller and 50% by the Buyer. Notwithstanding anything to the contrary contained in this Agreement, neither the Buyer nor the Seller, not any of their respective Affiliates, shall be required to offer, propose, negotiate, agree to, consent to, or effect any sale, divestiture, license, transfer, conduct restriction or limitation, agreement modification, termination, creation or amendment, or any other remedy, commitment or condition of any kind in order to obtain the expiration or termination of any waiting period under the HSR Act or to otherwise address, resolve, settle, eliminate or avoid any investigation, inquiry, challenge, litigation, Order, proceeding or other Claim by or before any Governmental Authority or any other Person with respect to the transactions contemplated hereby.

31 US-DOCS\155424210.18 11.0 CONDITIONS PRECEDENT 11.1 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the Transaction are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (except to the extent any such condition (or portion thereof) is waived in writing by the Buyer): (a) The representations and warranties contained in Article 6.0 shall be true and correct in all respects (without giving effect to any materiality qualifications or limitations contained therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for, in each case, such failures to be true and correct as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (b) The Seller shall have performed in all material respects all of the covenants in this Agreement required to be performed by the Seller prior to or at the Closing. (c) The Seller shall have delivered all agreements, instruments and documents required to be delivered by it pursuant to Section 5.2 and Section 5.4. (d) The Seller shall have delivered to the Buyer a certificate signed by an officer of the Seller, dated as of the Closing Date, confirming that each of the conditions set forth in Section (a) and Section (b) have been satisfied. (e) PSC Approval shall have been obtained. (f) All Consents and Permits listed on Schedule 6.6 have been obtained. (g) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and has the effect of making illegal, or otherwise restraining or prohibiting the consummation of, any of the transactions contemplated by this Agreement or the Co-Tenancy Agreement. (h) The Seller shall have delivered to the Buyer, in accordance with Section 10.6, a Landlord Consent, Amendment and Partial Assignment from the landlord party under each Facility Lease, in each case, duly executed by the Seller and such landlord party. (i) Substantial Completion shall have occurred. (j) FERC Approval shall have been obtained and be in full force and effect. (k) The parties shall have entered into (i) a tripartite agreement with the Turbine Supplier with respect to the Turbine Supply Agreement, (ii) a tripartite agreement with the Turbine Servicer with respect to the Turbine Service Agreement, and (iii) a tripartite agreement with the BOP Contractor with respect to the BOP Contract, in each case, providing for third party beneficiary rights of Buyer under the applicable Contract.

32 US-DOCS\155424210.18 (l) The PSC has issued to the Buyer, with respect to the transactions contemplated by this Agreement, a certificate of public convenience and necessity in form and substance reasonably acceptable to the Buyer. 11.2 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the Transaction are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (except to the extent any such condition (or portion thereof) is waived in writing by the Seller): (a) The representations and warranties contained in Article 7.0 shall be true and correct in all respects (without giving effect to any materiality qualifications or limitations contained therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for, in each case, such failures to be true and correct as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (b) The Buyer shall have performed in all material respects all of the covenants in this Agreement required to be performed by the Buyer prior to or at the Closing. (c) The Buyer shall have delivered all agreements, instruments and documents required to be delivered by it pursuant to Section 5.3 and Section 5.4. (d) The Buyer shall have delivered to the Seller a certificate signed by an officer of the Buyer, dated as of the Closing Date, confirming that each of the conditions set forth in Section 11.2(a) and Section 11.2(b) have been satisfied. (e) The Seller shall have received written evidence reasonably satisfactory to the Seller demonstrating that all Consents and Permits listed on Schedule 7.5 have been obtained. (f) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and has the effect of making illegal, or otherwise restraining or prohibiting the consummation of, any of the transactions contemplated by this Agreement or the Co-Tenancy Agreement. (g) The Buyer shall have duly executed each Landlord Consent, Amendment and Partial Assignment delivered to the Buyer for countersignature in accordance with Section 10.6. (h) Substantial Completion shall have occurred. (i) FERC Approval shall have been obtained and be in full force and effect. 11.3 Frustration of Conditions Precedent. Neither the Buyer nor the Seller may rely, either as a basis for not consummating the Transaction or for terminating this Agreement and abandoning the Transaction, on the failure of any condition set forth in Section 11.1 or Section 11.2, as the case may be, to be satisfied if such failure was caused by such party’s Breach of this Agreement.

33 US-DOCS\155424210.18 12.0 TERMINATION 12.1 Termination Events. (a) This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Seller and the Buyer. (b) Subject to Section 11.3, this Agreement may be terminated at any time prior to the Closing by the Seller, upon written notice to the Buyer, if: (i) the Seller reasonably determines that the actual or projected Construction Costs for the Facility as of the Closing Date would exceed the Budgeted Cost Ceiling; provided, that the Seller shall not be entitled to terminate this Agreement pursuant to this Section 12.1(b)(i) if (A) within fifteen (15) Business Days after the Seller notifies the Buyer that the actual or projected Construction Costs for the Facility exceed the Budgeted Cost Ceiling (which notice shall include reasonably detailed supporting documentation and data), the Buyer responds to the Seller in writing of its intention to fund its Ownership Share of all Construction Costs in excess of the Budgeted Cost Ceiling (subject to the Buyer’s receipt of such further supporting documentation as the Buyer may reasonably request), and (B) the parties’ mutually agree on the terms and conditions for funding such excess Construction Costs (e.g., timing, pacing, etc.) within thirty (30) days after the date the Seller delivers the notice under clause (A) (it being understood that the Seller shall not be entitled to terminate this Agreement pursuant to this subparagraph (i) if the Seller does not use commercially reasonable efforts to negotiate such terms and conditions in good faith and in a reasonably prompt manner during such 30-day period); (ii) the Seller reasonably determines that a Material Adverse Effect has occurred with respect to the Facility; (iii) the Buyer has Breached this Agreement in any material respect, and such Breach is not the result of a Seller Breach and is either incapable of being cured, or is not cured by the Buyer by the earlier of (A) the Outside Date and (B) thirty (30) days following the date on which the Seller notifies the Buyer in writing of such Breach; (iv) the Closing does not occur on or before the Outside Date or if satisfaction of any conditions precedent set forth in Section 11.2 by the Outside Date becomes impossible, unless such failure resulted from the Seller’s Breach of this Agreement (in which case the Seller shall not be entitled to terminate this Agreement pursuant to this subparagraph (iv)); or (v) the Seller elects to not commence or continue construction of the Facility due to a Material Cost Overrun. (c) Subject to Section 11.3, this Agreement may be terminated at any time prior to the Closing by the Buyer, upon written notice to the Seller, if:

34 US-DOCS\155424210.18 (i) the Seller has Breached this Agreement in any material respect, and such Breach is not the result of a Buyer Breach and is either incapable of being cured, or is not cured by the Seller by the earlier of (A) the Outside Date and (B) thirty (30) days following the date on which the Buyer notifies the Seller in writing of such Breach; (ii) the Closing does not occur on or before the Outside Date or if satisfaction of any conditions precedent set forth in Section 11.1 by the Outside Date becomes impossible, unless such failure resulted from the Buyer’s Breach of this Agreement (in which case the Buyer shall not be entitled to terminate this Agreement pursuant to this subparagraph (iv)); or (iii) the Seller fails to obtain a Landlord Consent, Amendment and Partial Assignment, in the form required by Section 10.6, duly executed by each landlord party under each Facility Lease or Other Project Lease on or before the Landlord Consent, Amendment and Partial Assignment Delivery Date. 12.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 12.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of either party (or its Affiliates) in respect thereof, except that: (a) the provisions of, and the obligations of the Buyer and the Seller under, this Article 12.0 and Article 13.0 shall remain in full force and effect; and (b) subject to Section 12.3, such termination shall not relieve any party of any liability for any willful and intentional Breach of this Agreement prior to such termination. 12.3 Termination Payments. (a) In the event that this Agreement is terminated by the Seller pursuant to Section 12.1(b)(i) or Section 12.1(b)(v), the Seller shall, promptly and in any event within five (5) Business Days of such termination, refund the Down Payment to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer). (b) In the event that this Agreement is terminated by the Seller pursuant to Section 12.1(b)(iv), the Seller shall, promptly and in any event within five (5) Business Days of such termination, refund the Down Payment to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer). (c) In the event that this Agreement is terminated by the Seller pursuant to Section 12.1(b)(ii), then the Seller shall, promptly and in any event within five (5) Business Days of such termination, pay to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer) an amount equal to the sum of (i) the Down Payment plus (ii) the lesser of (A) the aggregate amount of all reasonable and documented out-of-pocket expenses actually incurred by the Buyer in connection with its evaluation of the Facility and the negotiation, documentation and consummation of the transactions contemplated hereby and (B) $2,000,000. (d) In the event that this Agreement is terminated by the Buyer pursuant to Section 12.1(c)(i), then the Seller shall, promptly and in any event within five (5) Business

35 US-DOCS\155424210.18 Days of such termination, pay to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer) an amount equal to the sum of (i) the Down Payment plus (ii) the lesser of (A) the aggregate amount of all reasonable and documented out-of-pocket expenses actually incurred by the Buyer in connection with the its evaluation of the Facility and the negotiation, documentation and consummation of the transactions contemplated hereby and (B) $2,000,000. (e) In the event that this Agreement is terminated by the Buyer pursuant to Section 12.1(c)(ii), the Seller shall, promptly and in any event within five (5) Business Days of such termination, refund the Down Payment to the Buyer (by wire transfer of immediately available funds to an account designated by the Buyer). 13.0 MISCELLANEOUS. 13.1 Assignment. Neither party may assign any of its rights or obligations under this Agreement except to an assignee of, and in connection with an assignment of, its Ownership Share in the Facility in accordance with the provisions of the Co-Tenancy Agreement. Any purported assignment not permitted by this Agreement will, to the greatest extent permitted by law, be null and void and of no force or effect whatever, and the party engaging or attempting to engage in any such prohibited assignment will indemnify and hold harmless the other party from all costs, liabilities, and damages (including incremental tax liabilities and attorneys’ fees) that it may incur as a result of any such assignment or purported assignment. 13.2 Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability, and will not affect the validity or enforceability of that or any other provision in any other jurisdiction. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision will be substituted for the invalid or unenforceable provision in order to carry out in that jurisdiction, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (ii) the remainder of this Agreement, and the application of that provision to other persons or circumstances or in other jurisdictions, will not be affected. 13.3 Execution in Counterparts; Electronic Delivery. This Agreement may be executed by the parties on separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute but one and the same instrument. This Agreement may be delivered by the facsimile or other electric transmission of signed signature pages. 13.4 Section Headings. The Article and Section headings in this Agreement are for convenience of reference only and may not be utilized in construing or interpreting this Agreement. 13.5 Construction. This Agreement will be construed as the joint and equal work product of each party and will not be construed more or less favorably on account of its preparation or drafting. In this Agreement, (a) the word “including” means “including without limitation”; (b) words such as “herein,” “hereof,” “hereby,”. and “hereunder” refer to this Agreement as a whole and not to any particular section or subsection; (c) references to Articles and Sections refer to

36 US-DOCS\155424210.18 Articles and Sections of this Agreement, unless otherwise specified; (d) references to Exhibits and Schedules refer to the Exhibits and Schedules attached to this Agreement, each of which is made a part hereof for all purposes; (e) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of any Law include any corresponding provision of any succeeding Law; (f) terms defined in this Agreement are used throughout this Agreement and in any Exhibits or Schedules hereto as so defined; (g) references to any agreement, contract or document (including any referred to herein in any exhibit, schedule or annex hereto) shall mean such agreement, contract or document as the same may be amended, supplemented or otherwise modified from time to time; (h) references to money refer to legal currency of the United States of America; (i) references to “days” shall mean calendar days, unless otherwise indicated; (j) any date specified for action that is not a Business Day shall mean the first Business Day after such date; (k) references to Persons include their successors and permitted assigns; (l) if a term is defined as one part of speech (such as a noun), then it shall have a corresponding meaning when used as another part of speech (such as a verb) as the context requires; and (m) the term “construction” includes planning, engineering, design, development, licensing, permitting, procurement, construction, reconstruction, completion, performance testing, start-up, commissioning, and all other activities related to the effort to construct the Facility and place it into service (including the hiring and training of construction and operating personnel). 13.6 Expenses. Except as otherwise provided in this Agreement or the Co-Tenancy Agreement, each party shall bear its own costs and expenses in connection with this Agreement, the Ancillary Documents and the Transaction, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the Transaction is consummated. 13.7 Waivers. Any waiver by either party of any violation of, breach of, or default by the other party under any provision of this Agreement or any exhibit, schedule, or other document referred to in this Agreement, will not be construed as or constitute a waiver of any subsequent violation, breach of, or default under that provision or any violation, breach of, or default under any other provision of this Agreement or any other document referred to in this Agreement. 13.8 Publicity. Any publicity, including the timing and method of its release, at or following the Closing relating to this Agreement or the Transaction must be approved in writing by both parties (which approval shall not be unreasonably withheld or delayed); provided, however, that if either party hereto is required by Law, by governmental regulation or by the terms of any listing agreement with a securities exchange to make a public announcement or statement, then such announcement or statement may be made without the prior approval of the other party. Each party agrees to consider in good faith the input of the other party with respect to post-Closing publicity relating specifically to this Agreement or the Transaction (and not in connection with either party’s ongoing ownership or operation of the Facility following the Closing). 13.9 Entire Agreement; Amendments. Except as expressly set forth in the Ancillary Documents, this Agreement (including all schedules and exhibits attached hereto, which are incorporated herein by reference), constitutes the entire agreement between the parties relating to the Transaction, may not be modified except by a written instrument signed by both parties, and supersedes and replaces all prior agreements and understandings, oral or written, with regard to the Transaction.

37 US-DOCS\155424210.18 13.10 Governing Law. This Agreement shall be governed, construed, enforced and performed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in Bismarck, North Dakota for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the foregoing courts. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING BASED UPON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. [Signature Page Follows]

[Signature Page to Purchase and Sale Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written. Badger Wind, LLC By: Orsted Onshore DevCo, LLC, its sole member By: Orsted Onshore North America, LLC, its sole member By: _____________________________ Name: Amanda Dasch Title: Chief Executive Officer

[Signature Page to Purchase and Sale Agreement] Montana-Dakota Utilities Co. By: ________________________________ Name: Garret Senger Title: Chief Utilities Officer